Exhibit 99.1

August 23, 2004

FOR IMMEDIATE RELEASE

SCS Transportation Revises Third-Quarter Earnings Guidance

KANSAS CITY, MO. -— SCS Transportation, Inc. (NASDAQ: SCST) today announced that, based on current trends and interim results, management now projects earnings per share for the third quarter of 2004 to be in the range of $0.41 to $0.47. This compares to prior guidance offered in the July 16, 2004, conference call of earnings per share in a range of $0.51 to $0.57. Both current and prior guidance exclude anticipated gains on pending real estate sales. Earnings per share for the third quarter of 2003 were $0.34.

The company plans to release results for the third quarter and host a conference call the week of October 18, at which time it will also address fourth-quarter guidance.

The primary reasons for revising third-quarter guidance are as follows:

•	Revenue growth, while still double-digit, has been less than anticipated due to slower tonnage growth and declines in weight per shipment.

•	Operating expenses, in particular purchased transportation, increased due to service investments based on expected higher volumes. In addition, the lower than expected volumes adversely affected short-term operating efficiencies and fixed-cost coverage.

At Saia, investments in staffing and purchased transportation to ensure best in class service, particularly with new geography, caused incremental margins to be less than previously expected. In addition, August less-than-truckload tonnage growth has decreased slightly from the July run rate versus an expectation of continued acceleration. The company believes the investments in service will generate continued growth and yield opportunities that, in turn, will produce stronger incremental margins in the future.

At Jevic, an even greater softening of tonnage growth, primarily truckload-related, produced lower than expected revenue, despite improving yields. Given service commitments, the lower volume resulted in unfavorable expense efficiencies and fixed-cost coverage. Management believes the lower than expected truckload growth resulted from some easing of capacity constraints in the truckload sector during the seasonally weak July period. Jevic anticipates September trends to strengthen due to seasonality and specific operating initiatives.

“Notwithstanding interim results and trends, as well as planned wage increases in August at Saia and in September at Jevic, we still expect solid earnings improvement versus the third quarter of 2003,” said Bert Trucksess, chairman, president and chief executive officer.

SCS Transportation, Inc. provides trucking transportation and supply chain solutions to a broad base of customers across the United States. With 2003 revenues of $827 million, the company focuses on regional and interregional less-than-truckload (LTL) and selected truckload (TL) services. Operating subsidiaries are Saia, a multi-region LTL carrier based in Duluth, Ga., and Jevic, a hybrid LTL and truckload carrier based in Delanco, N.J. Headquartered in Kansas City, Mo., SCST has approximately 8,300 employees nationwide.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

     Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words or expressions are intended to identify forward-looking statements. We use such forward-looking statements regarding our future financial condition and results of operations and our business operations in this release. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; labor relations; cost and availability of qualified drivers; governmental regulations, including but not limited to Hours of Service, engine emissions and Homeland Security; cost and availability of fuel; inclement weather; expansion and integration risks; competitive initiatives and pricing pressures; self-insurance claims and other expense volatility; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

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INVESTOR CONTACT:	Greg Drown SCS Transportation, Inc. 816-714-5906 gdrown@scstransportation.com

MEDIA CONTACT:	Dick Johnson Johnson Strategic Communications, Inc. 913-649-8885 dick@johnsonstrategic.com